EXHIBIT 3.10

                SIXTH AMENDMENT TO REGISTRATION RIGHTS AGREEMENT


      THIS SIXTH AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this "Sixth Amendment") is made and entered into effective October 9, 1996 by and among Travis International, Inc., a Delaware corporation (the "Company"), Craig Cowan ("Cowan") and the undersigned security holders of the Company (the "Amending Stockholders"), which Amending Stockholders own 75% or more of the Registrable Securities (as defined in the Registration Rights Agreement described in Recital A below).

                                    RECITALS

      A. The Company and certain security holders of the Company more specifically described therein (the "Stockholders") entered into that certain Registration Rights Agreement dated May 28, 1992, as amended by that certain First Amendment to Registration Rights Agreement dated as of December 2, 1994, that certain Second Amendment to Registration Rights Agreement dated as of February 3, 1995, that certain Third Amendment to Registration Rights Agreement dated September 28, 1995, that certain Fourth Amendment to Registration Rights Agreement dated June 18, 1996 and that certain Fifth Amendment to the Registration Rights Agreement dated October 9, 1996 (as so amended, the "Registration Rights Agreement"), pursuant to which the Company agreed to provide certain registration rights to the Stockholders, all as more particularly set forth in the Registration Rights Agreement.

      B. Section 10(b) of the Registration Rights Agreement permits the amendment of the Registration Rights Agreement upon the written consent of the Stockholders that own 75% of the Registrable Securities (as defined in the Registration Rights Agreement).

      C. Cowan has acquired 44,444 shares of Class A Common Stock in connection with his sale of assets to the Company.

      D. Cowan desires to be assured that he is made party to the Registration Rights Agreement as a "Stockholder" thereunder with respect to the Company shares owned by each such party.

      E. The Company and the Amending Stockholders hereby acknowledge that the consummation of the acquisitions described above are in the best interests of the Company.

                                   AGREEMENT

      For and in consideration of the terms, conditions, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound as provided herein, do hereby agree as follows:

      1. DEFINITIONS. As used in this Sixth Amendment, the terms contained in this Sixth Amendment shall have the same meaning as set forth in the Registration Rights Agreement, except as otherwise specifically described herein.

      2. ADDITION OF PARTIES. Effective as of the date hereof, Cowan, as the holder of shares of Common Stock or Class A Common Stock of the Company, shall hereby be bound by all of the terms of the Registration Rights Agreement as a Stockholder thereunder, and Cowan hereby assumes all of the rights, duties and obligations of a Stockholder thereunder as if he were a signatory thereto.

      3. EFFECT OF AMENDMENT. Effective as of the date hereof, any references to "this Agreement" contained in the Registration Rights Agreement shall mean the Registration Rights Agreement as amended by this Sixth Amendment, and any reference to the "Stockholders" or a "Stockholder" in the Registration Rights Agreement shall include Cowan. Except as expressly amended hereby, all other terms and provisions of the Registration Rights Agreement shall remain unchanged and in full force and effect.

      EXECUTED AND DELIVERED effective as of the date first written above in multiple original counterparts, each of which shall be an original, but which together shall constitute one instrument.

_________________________________         TRAVIS INTERNATIONAL, INC.
CRAIG COWAN
                                          By:______________________________
                                          Vice President, Finance


OVERSEAS EQUITY INVESTOR                  BRADFORD VENTURE PARTNERS,
PARTNERS                                  L.P.
By: Overseas Equity Investors Ltd.        By: Bradford Associates

By:______________________________         By:______________________________


MILLS INVESTMENT PARTNERSHIP

By:______________________________

                     [SIGNATURE PAGE FOR SIXTH AMENDMENT
                   TO REGISTRATION RIGHTS AGREEMENT CONT'D.]

______________________________________    ______________________________________
M. JOHN O'DONOGHUE                        WARD W. WOODS

______________________________________    ______________________________________
DAVID ANDRYC                              KA, LTD

______________________________________    ______________________________________
ROBERT J. SIMON                           MICHAEL I. BARACH

______________________________________    ______________________________________
ERWIN HOSONO                              RODNEY COHEN

______________________________________    ______________________________________
NEILL BROWNSTEIN                          CHRISTOPHER F.O. GABRIELI

______________________________________
RICHARD R. DAVIS

______________________________________
DANIEL MARTIN

                     [SIGNATURE PAGE FOR SIXTH AMENDMENT
                   TO REGISTRATION RIGHTS AGREEMENT CONT'D.]

______________________________________    ______________________________________
THOMAS F. RUHM                            MR. HARRIS GREENWOOD, TRUSTEE
                                          OF KHLEBER V. ATTWELL
                                          CHILDREN'S TRUST

______________________________________
FREDERIC C. HAMILTON                      GRUMMAN HILL INVESTMENTS, L.P.

                                          By: __________________________________
                                          General Partner

EQUUS II, INCORPORATED

By:____________________________________   ______________________________________
President                                 JOHN PATNOVIC

                                          FCH FAMILY INVESTMENTS, LTD.

_______________________________________   By:___________________________________
FRED R. LUMMIS                            FREDERIC C. HAMILTON

_______________________________________   ______________________________________
TIM W. FOGELSONG                          ROGER P. LINDSTEDT

_______________________________________   ______________________________________
EARL DEAN CATLETT                         LARRY STADLER

                     [SIGNATURE PAGE FOR SIXTH AMENDMENT
                   TO REGISTRATION RIGHTS AGREEMENT CONT'D.]

CABLE SYSTEMS, INC.


By:____________________________________   ______________________________________
Mark Gosney, President                    IRVIN LEVY

_______________________________________   ______________________________________
DAVID K. BARTH                            WILLIAM G. FLESNER


MARWIT CAPITAL, L.P.

By:____________________________________
CHRIS L. BRITT

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